UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): January 1, 2015

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Steven A. Kriegsman

Effective as of January 1, 2015, CytRx Corporation (“we,” “us,” “our” and “CytRx”) entered into a second amendment to the fourth amended and restated employment agreement, effective as of May 10, 2012, with Steven A. Kriegsman, our Chairman and Chief Executive Officer, to (i) conform the definition of "change in control" therein to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and (ii) extend the "severance period" (as defined in the employment agreement) from 24-months to 36-months in connection with the termination of Mr. Kriegsman’s employment by us without “cause” or by him for “good reason (each as defined in the employment agreement) within two years after the date on which a "change in control" occurs.

            Employment Agreement with Daniel Levitt, M.D., Ph.D.

Effective as of January 1, 2015, CytRx entered into an employment agreement with Daniel Levitt, M.D., Ph.D., under which we agree to continue to employ Dr. Levitt as our Chief Medical Officer and Executive Vice President through December 31, 2015.  Under his employment agreement, Dr. Levitt is entitled to a base annual salary of $625,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion, but not to be less than $150,000, payable in two equal semi-annual installments.  In the event we terminate Dr. Levitt’s employment without “cause” or Dr. Levitt resigns for "good reason" (each as defined in the employment agreement), (i) we have agreed to pay him a lump-sum equal to his accrued but unpaid salary, vacation and bonus, plus an amount, which shall be due and payable within ten days following the effective date of such termination, equal to the sum of one year’s (1) salary and (2) minimum annual bonus, provided that if the date of termination occurs following a "change in control" (as defined in the employment agreement), then the salary and bonus payments described in clauses (1) and (2), above, will be equal to two years' base annual salary and minimum bonus, and (ii) Dr. Levitt will be entitled to full and immediate vesting of his restricted stock and stock options and any other equity awards based on CytRx's securities.

The foregoing descriptions of the second amendment to Mr. Kriegsman's fourth amended and restated employment agreement and Dr. Levitt's employment agreement do not purport to be complete descriptions of the terms and conditions therein.  The full text of such agreements will be filed as exhibits to our Annual Report on Form 10-K for the year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: January 6, 2015	By:	/s/ John Y. Caloz
Name: John Y. Caloz
Title: Chief Financial Officer